EXHIBIT 21.1

                              LIST OF SUBSIDIARIES





MDSI MOBILE DATA SOLUTIONS INC.--PARENT COMPANY

MDSI SOFTWARE BV--Netherlands
518495 B.C. Ltd.--BC
518496 B.C. Ltd.--BC
MOBILE DATA SOLUTIONS INC.--Delaware
MDSI SERVICES (DANMARK) APS--Denmark
MDSI SERVICES (UK) LTD.--England and Wales
MDSI INTERNATIONAL LTD.--Bermuda
MDSI SOFTWARE SRL--Barbados
SERVICE SYSTEMS INTERNATIONAL LTD.--Kansas
SERVICE SYSTEMS INTERNATIONAL SOFTWARE LTD.--UK (Dormant)
ALLIANCE SYSTEMS LTD.--BVI (Dormant)
CONNECTRIA CORPORATION --Missouri
MDSI SERVICES (NETHERLANDS) BV --Netherlands